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                                  EXHIBIT 11.1


                               TYLINK CORPORATION
         STATEMENT RE: COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE


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                                                                                        YEAR ENDED
                                                                         -----------------------------------------
                                                                           MARCH 29,     MARCH 31,      APRIL 1,
                                                                             1996           1995          1994
                                                                         -------------  ------------  ------------
Net income (loss)......................................................  $  (2,839,698) $     52,982  $    925,750
  Accretion of Mandatorily Redeemable Series A Preferred Stock and
    cumulative dividend................................................       (390,707)     (373,200)     (336,486)
  Accretion of Mandatorily Redeemable Series B Preferred Stock and
    cumulative dividend................................................     (1,162,643)     (639,300)
                                                                         -------------  ------------  ------------
Net income (loss) attributable to common stockholders..................     (4,383,048)     (959,518)     (589,264)
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Weighted average common shares outstanding:
  a.  Shares attributable to common stock outstanding..................      8,879,520     6,603,700     5,769,405
  b.  Shares attributable to common stock options and warrants pursuant
      to APB 15........................................................                                    925,781
                                                                         -------------  ------------  ------------
Weighted average common shares outstanding.............................      8,879,520     6,603,700     5,695,189
                                                                         -------------  ------------  ------------
                                                                         -------------  ------------  ------------
Net income (loss) per share............................................  $       (0.49) $      (0.15) $       0.09
                                                                         -------------  ------------  ------------
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